EXHIBIT 10.3 - CARQUEST PRODUCTS, INC. LICENSE AGREEMENT
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                      AGREEMENT
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          THIS AGREEMENT (the "Agreement") is made and entered
into this 10th day of October 1998, by and between CARQUEST Products, Inc., a corporation organized and existing under the laws of the state of North Carolina (the "Company"), and
Harvey Westbury, a corporation organized and existing under
the laws of the state of ________ (the "Supplier").
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                      BACKGROUND
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          The Company is licensed by The CARQUEST Corporation
("CARQUEST Corp.*) to use and to grant licenses to use certain trademarks owned by CARQUEST Corp. The Company has developed and will continue to develop a program identified by such marks to assist its Members (the "Members") and their
customers in the promotion,
marketing, distribution and sales of quality automotive parts, supplies, accessories, and equipment. Each Member is a wholesale distributor of automotive replacement parts.
The Company desires by this Agreement to permit the Supplier to use the trademark CARQUEST, as shown on Exhibit, A hereto on certain automotive parts to be produced packaged by the Supplier for the Company and/or one or more Members.
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     NOW, THEREFORE, in consideration of the premises and the
mutual covenant and agreements herein contained, and other
good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Supplier
agree as follows:
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                         SECTION 1
                          License
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          1.1 Grant of License. Subject to the terms and
conditions of the Agreement the Company hereby grants to the Supplier the non-exclusive, nontransferable license and right to use the mark "CARQUEST" and design, on merchandise items approved by the Company (the "Products") to be manufactured, sold or otherwise provided by the Supplier to the Company and/or Members. This license and right shall continue with respect to Supplier until the termination of the Agreement pursuant to the terms hereof.
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          1.2 Ownership of Mark and Design. The Supplier
acknowledges The CARQUEST Corporation's exclusive right, tide and interest in and to the mark "CARQUEST" and design; and the Supplier shall not at any time do or cause to be done any act or thing contesting or in any way impairing or tending to impair any part of such right, title, and interest.
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          The Supplier acknowledges the Company's exclusive
right, title and interest in and to the mark "CARQUEST" and design, and the rights of The CARQUEST Corporation, which are licensed for purposes of this Agreement to the Company to the marks
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"CARQUEST", and the Supplier shall not at any time do or cause to be done any act or thing contesting or in any way impairing or tending to impair any part of such rights, title and interest.
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     1.3 Rules, Regulations and Policies. The Supplier agrees
to comply with such reasonable rules, regulations and policies as may from time to time be adopted and established by the Company with respect to the use of "CARQUEST", in the sale of the Products by the Supplier to the Company or to any Member.
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     1.4     Adverse Claims. The Supplier shall immediately
notify the Company in writing of any adverse claim made
against it with respect to the use of "CARQUEST".
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     1.5     Assignment and Use. The Supplier may not sell,
transfer, assign or sublicense its license and right to use
"CARQUEST".
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                      SECTION 2
           Additional Obligations of Supplier
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          2.1 Insurance. The Supplier represents, warrants and
agrees that it shall at all times during the continuation of this Agreement maintain in full force and effect product liability insurance in a minimum amount of one million dollars ($1,000,000) covering the Products. Such insurance shall protect the interest of the Company, The CARQUEST Corporation, and Members. Such insurance shall name as insureds, either directly or by way of endorsement, the Company, The CARQUEST Corporation, and Members. In addition, the Supplier, upon the Company's request, agrees to furnish evidence of such insurance to the Company.
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     2.2 Patent Specifications, Other Rules and Laws. The
Supplier represents, warrants, and agrees that it has not and will not misappropriate or infringe upon the intellectual property ('Including, without limitation, copyrights, patent rights and trade secrets) of others in connection with the manufacture and sale of the Products. The Supplier further represents, warrants and agrees that the Products will comply with all applicable laws, ordinances, rules, arid regulations, either state, federal or local. The Supplier shall provide any and all information needed by the Company to comply with all applicable law ordinances, rules and regulations, either state, federal or local. This information will include, but
not be limited to, the lawful handling, storage,
transportation and sale of the Products.
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          2.3     Quality of Products. The Supplier
represents, warrants and agrees that the Products will be merchantable and fit for the purpose or purposes intended.
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          2.4 Indemnification. (a) The Supplier shall
indemnify and hold harmless the Company and each Member
against any and all liabilities, losses, damages, costs, and expenses, including court costs and reasonable attorney's fees, that the Company or any Member may incur or sustain by reason of any claim, demand, legal actions or judgment based upon or arising out of (i) any alleged or actual misappropriation or infringement by the Supplier of the trade secrets, patent rights, trademarks, copyrights or other industrial property rights of others in connection with the Supplier's manufacture and/or sale of the Products, or (ii)
any alleged or actual defects of any kind in the design, manufacture, preparation, or handling of the Products;
provided that the Supplier shall not be liable for the gross negligence or willful misconduct of the Company or any Member. The Supplier agrees to defend any action, suit, or proceeding brought against the Company or any Member insofar as such action, suit, or proceeding is based upon or arises out of the matters referred to in this section 2.4(a); provided that, upon the Supplier's assumption of such defense, the Supplier shall not be liable for any attorney's fees of the Company or any Member. The Company or any Member claiming indemnification hereunder shall provide prompt notice to the Supplier of any claim, demand or legal action in respect of which indemnification may be claimed; provided that the failure to provide such notice shall not release the Supplier for any liability except and solely to the extent that the Supplier is materially prejudiced by such failure. The Supplier shall not be liable for any settlement without its prior written consent.
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          (b)      The Company shall indemnify and hold
harmless the Supplier against any and all liabilities, losses, damages, costs, and expenses, including court costs - and reasonable attorneys fees, that the Supplier may incur or sustain by reason of any claim, demand, legal actions or judgment based upon or arising out of any alleged or actual infringement of the trademarks, copyrights or other industrial property rights of others in connection with the Supplier's use of the "CARQUEST" trademark and design in accordance with this went; provided that the Company shall not be liable for the gross negligence or willful misconduct of the Supplier.
The Company agrees to defend any action, suit, or proceeding brought against the Supplier insofar as such action, suit or proceeding is based upon or arising out of the matters referred to in this section 2.4(b); provided that, upon the Company's assumption of such defense, the Company shall not be liable for any attorney's fees of the Supplier. The Supplier shall provide prompt notice to the Company of any claim, demand or legal action in respect of which indemnification may be claimed; rovi ell that the failure to provide such notice shall not release the Company from any liability except and solely to the extent that the Company is materially prejudiced by such failure. The Company shall not be liable for any settlement without its prior written consent.
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          2.5 Miscellaneous. The Supplier agrees that it shall
not produce and/or sell any Products or any other product or products under the mark "CARQUEST" and design, except to the Company or to a Member. The Supplier further agrees that it will not adopt or use any word or mark that is likely to be similar to or confusing with the mark "CARQUEST" and design, or on any products that it supplies to other companies, including, but not limited to, the use of any reproduction, counterfeit copy, or colorable imitation of the designation of "CARQUEST", or in any sale, offering for sale or advertising of any such products.
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                        SECTION 3
                        Termination
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     3.1 Termination. This Agreement may be terminated by the
Company or Supplier at any time after 30 days written notice given by the terminating party to the other party to this Agreement.
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     3.2 Effect of Termination. Upon termination of this
Agreement, the Supplier shall immediately (i) pay to the Company the full amount, if any, which it then owes to the Company under this Agreement, (ii) discontinue all use of "CARQUEST" as a trademark, service mark, or trade name on the Products, and (iii) refrain from doing any acts, whether or not specified above, which would indicate that the Supplier is or was authorized to use the mark "CARQUEST" and design on the Products; provided, however. that notwithstanding the termination of the Agreement, the Supplier shall have the right and license to use "CARQUEST" to the extent permitted by any other agreements with the Company and any Member unless such other agreements are also terminated. Upon termination of this Agreement, the Company shall immediately (i) pay to the Supplier the full amount, if any, which the Company then owes to the Supplier pursuant to this Agreement, and (ii) purchase from the Supplier all Products ordered by the Company from the Supplier in containers bearing the mark "CARQUEST" and design, provided, however. the Supplier acknowledges and agrees that the Company shall not be responsible for and by executing this Agreement has not and is not guaranteeing the obligations of any Member to the Supplier for Products purchased or ordered from the Supplier by any Member.
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          3.3 Termination Costs. Upon termination of this
Agreement, the Supplier agrees to reimburse the Company for
all costs and expenses incurred by it, including attorney's fees, as a result of the Supplier's failure or refusal to comply with the terms of section 3.2 above or with any other terms and conditions of this Agreement. Upon termination of this Agreement, the Company agrees to reimburse the Supplier for all costs and expenses incurred by it, including attorney's fees, as a result of the Company's failure or refusal to comply with the terms of section 3.2 above or with any other terms and conditions of the Agreement.
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                         SECTION 4
                       Miscellaneous
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          4.1 Specific Performance. The parties hereby declare
that it is impossible to measure in money the damages that
will accrue to a party to the Agreement by reason of the failure of any party to perform any of its obligations under this Agreement. Accordingly, if a party to this Agreement shall institute any actions or proceedings to enforce the provisions of this Agreement, any party against whom such action or proceeding is brought hereby waives the claim or defense therein that such party has an adequate remedy at law, and such party shall not urge in any such action or proceeding the claim or defense that however, shall not prevent any party from seeking a remedy at law for any breach of this Agreement.
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     4.2 Notice. Any and all notices, offers, acceptances, or
any other communication provided for in this Agreement shall be given in writing by personal delivery by registered or certified mail which shall be addressed to the address set forth below for each party or such other address as may be designated by any party by notice given to the other parties hereto.
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     4.3 Separability of Provisions. The invalidity or
unenforceability of any particular provision of the Agreement shall not affect the other provisions of this Agreement, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.
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     4.4 Entire Agreement; Modifications. This Agreement
constitutes the entire understanding between the parties with respect to the subject matter hereof and shall supersede any prior agreements and understandings between the parties with respect to subject-matter. This Agreement may not be modified or amended except in writing signed by each of the parties hereto. This Agreement shall not be modified or amended -W-the terms of any purchase order, acknowledgment or confirmation of sale; `or other similar documents issued by the Company, the Supplier, or any Member in connection with the purchase or sale of the Products.
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     4.5 Benefits. All of the terms, covenants, agreements and
conditions contained in this Agreement shall be binding upon and inure to the benefit of all parties hereto, and their respective successors, assigns and legal representatives, unless prohibited in this Agreement.
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     4.6 Governing Law. This Agreement shall be governed by
and construed and enforced in accordance with the laws of the
State of Indiana.
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          IN WITNESS WHEREOF, the parties hereto have duly
executed this Agreement as of the day and year first above
written.
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                              CARQUEST Products, Inc.
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                              By (s) MikeLowe
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                              Title: Product manager
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                              299 E. County Road 300 S.
                              New Castle, IN 47362
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                              SUPPLIER
                              Harvey Westbury Corp.
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                              By: (s) Ronald M. Shaver
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                              Title:  President
                              Address:  30 Galesi Dr.,
                              Wayne, NJ 07470